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Exhibit 21

Subsidiaries of the Registrant

Imperial Nurseries, Inc., a Delaware corporation

Culbro Homes, Inc., a Connecticut corporation

Culbro Homes II, Inc., a Connecticut corporation

Griffin Center Corporation, a Connecticut corporation

Meadow Park Associates, Inc., a Connecticut corporation

River Bend Associates, Inc., a Connecticut corporation

GLN Construction Management, Inc., a Connecticut corporation

Griffin Center Development I, LLC, a Connecticut corporation

Griffin Center Development II, LLC, a Connecticut corporation

Griffin Center Development III, LLC, a Connecticut corporation

Griffin Center Development IV, LLC, a Connecticut corporation

Griffin Center Development V, LLC, a Connecticut corporation

Stratton Farms I, LLC, a Connecticut corporation

Tradeport Development I, LLC, a Connecticut corporation

Tradeport Development II, LLC, a Connecticut corporation

Tradeport Development III, LLC, a Connecticut corporation

Tradeport Development IV, LLC, a Connecticut corporation

RBA Chapel, LLC, a Connecticut corporation

GLN Chapel LLC, a Connecticut corporation

WA II, LLC, a Connecticut corporation

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  Exhibit 21
Subsidiaries of the Registrant